PROXY STATEMENT

               PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                     |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

      |_|    Preliminary Proxy Statement

      |X|    Definitive Proxy Statement

      |_|    Definitive Additional Materials

      |_|    Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             HENLEY HEALTHCARE, INC.
                (Name of Registrant as specified in its Charter)


                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

      |X| No fee required

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

               (1) Title of each class of securities to which the transaction applies: NOT APPLICABLE
               (2) Aggregate number of securities to which the transaction applies: NOT APPLICABLE
               (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11: NOT APPLICABLE
               (4) Proposed maximum aggregate value of the transaction:
               NOT APPLICABLE

        |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

               (1)    Amount previously paid:  NOT APPLICABLE
               (2)    Form, Schedule or Registration Statement Number:
                      NOT APPLICABLE
               (3)    Filing Party:  NOT APPLICABLE
               (4)    Date Filed:  NOT APPLICABLE

                             HENLEY HEALTHCARE, INC.
                            120 INDUSTRIAL BOULEVARD
                             SUGAR LAND, TEXAS 77478

                                  June 19, 1998

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders (the "Annual Meeting") of Henley Healthcare, Inc. (the "Company") to be held on Friday, July 17, 1998 at 10:00 a.m., Houston, Texas time, at the Sweetwater Country Club, Salon B, located at 4400 Palm Royale Boulevard, Sugar Land, Texas 77479.

     At the Annual Meeting you will be asked to elect six directors of the Company. In view of the importance of this action to be taken at the Annual Meeting, you are urged to read the accompanying Proxy Statement carefully, and regardless of the number of shares you own, we request that you complete, sign date and return the enclosed Proxy Card promptly in the accompanying prepaid envelope. You may, of course, attend the Annual Meeting and vote in person, even if you have previously returned your Proxy Card. The Company's Board of Directors believes that the election of each of the director-nominees is in the best interest of the Company and its shareholders and therefore strongly recommends that you vote FOR each of the directors nominated by the Company.

                                                   Yours very truly,

                                                   MICHAEL M. BARBOUR,
                                                   PRESIDENT AND CHIEF EXECUTIVE
                                                   OFFICER

                             HENLEY HEALTHCARE, INC.
                            120 INDUSTRIAL BOULEVARD
                             SUGAR LAND, TEXAS 77478

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 17, 1998

     Notice is hereby given that the annual meeting (the "Annual Meeting") of the shareholders of Henley Healthcare, Inc., a Texas corporation (the "Company"), will be held on Friday, July 17, 1998 at 10:00 a.m., Houston, Texas time, at the Sweetwater Country Club, Salon B, located at 4400 Palm Royale Boulevard, Sugar Land, Texas 77479 for the following purposes:

     1. To elect a board of six directors; and

     2. To transact such other business as may properly come before the Annual Meeting.

     A record of the shareholders was taken at the close of business on June 10, 1998, and only those shareholders of record on that date will be entitled to notice of and to vote at the Annual Meeting. A list of shareholders will be available commencing July 7, 1998 and may be inspected prior to the Annual Meeting during normal business hours at the offices of the Company, 120 Industrial Boulevard, Sugar Land, Texas 77478.

     Your participation in the Company's affairs is important. To ensure your representation, if you do not expect to be present at the Annual Meeting, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT TO THE COMPANY PROMPTLY. An addressed stamped envelope has been provided for your convenience.

                       By Order of the Board of Directors,

                                           DAN D. SUDDUTH,
                                           Executive Vice President,
                                           Chief Financial Officer and Secretary

June 19, 1998

                             HENLEY HEALTHCARE, INC.
                            120 INDUSTRIAL BOULEVARD
                             SUGAR LAND, TEXAS 77478

                                 PROXY STATEMENT

     This Proxy Statement is being mailed to Shareholders on or about June 19, 1998 in connection with the solicitation by the Board of Directors of Henley Healthcare, Inc., a Texas corporation (the "Company"), of proxies to be voted at the Annual Meeting of the Company's shareholders to be held in Houston, Texas on July 17, 1998, and at any adjournment thereof, for the purposes set forth in the accompanying notice.

     Because many shareholders are unable to attend the Annual Meeting, the Board of Directors solicits proxies to ensure that each shareholder has an opportunity to vote on all matters scheduled to come before the Annual Meeting. Shareholders are urged to carefully read the material in this Proxy Statement and register their votes by marking the appropriate boxes on the enclosed proxy card and to sign date and return the proxy card in the enclosed, addressed stamped envelope. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holders of proxies. Abstentions are included in the determination of the number of shares present and voting, but are not counted for purposes of determining whether a proposal has been approved. Broker nonvotes are not included in the determination of the number of shares present and are not counted for purposes of determining whether a proposal has been approved. Any abstentions and broker nonvotes will, therefore, have no effect on the election of directors. Any proxy on which no direction is specified will be voted: (1) FOR election of all nominees for director named herein and (2) in the discretion of the persons named on the proxy cards, on any other matter which may properly come before the Annual Meeting. A shareholder may revoke a proxy by delivering to the Company written notice of revocation, delivering to the Company a signed proxy signed on a later date or appearing at the Annual Meeting and voting in person.

                          OUTSTANDING VOTING SECURITIES

     As of June 10, 1998, the record date for the determination of shareholders entitled to vote at the Annual Meeting (the "Record Date"), there were issued and outstanding 5,383,205 shares of common stock, par value $.01 per share (the "Common Stock"), each of which is entitled to one vote on all matters properly brought before the Annual Meeting. Holders of a majority of the shares of Common Stock entitled to vote must be present, in person or by proxy, at the Annual Meeting, to constitute a quorum for the transaction of business.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, six directors are to be elected, each director to hold office until the next annual meeting of shareholders or until his successor is duly elected and qualified. The persons named in the accompanying proxy (the "Nominees") have been nominated by the Board of Directors, and have previously served as directors of the Company. If any Nominee should become unavailable for election, the proxy may be voted for a substitute Nominee selected by the persons named in the proxy or the Board of Directors may be reduced accordingly. The Board of Directors is not aware of any circumstances likely to render any Nominee unavailable.

NOMINEES

     Certain information regarding each of the Nominees is set forth below:

NAME                                   AGE   POSITION                                        DIRECTOR SINCE
----                                   ---   --------                                        --------------
Michael M. Barbour                      53   Director, President and Chief Executive Officer    1991
Dr. Chadwick F. Smith, M.D.(2)          64   Chairman of the Board                              1991
Dan D. Sudduth                          56   Director, Executive Vice President,                1996
                                             Chief Financial Officer and Secretary

Dr. Pedro A. Rubio, M.D., Ph.D. (1)     53   Director                                           1996
Kenneth W. Davidson (2)                 50   Director                                           1996
Dr. Ernest J. Henley, Ph.D.(1)          71   Director                                           1996

(1) Member, Compensation Committee of the Board of Directors (the "Compensation Committee")
(2)  Member, Audit Committee of the Board of Directors (the "Audit Committee")

     MICHAEL M. BARBOUR has served as President and Chief Executive Officer of the Company since May 1991. Mr. Barbour has over 13 years experience in the field of laser products. Prior to forming Lasermedics, Inc. (now known as Henley Healthcare, Inc.), Mr. Barbour was President of Medical Training Centers of America (formerly The Houston Laser Institute) from January 1987 to April 1991, which he founded in order to train and inform doctors in the medical and surgical use of lasers. From April 1984 to January 1987, he was President of Surgimedics, a Houston, Texas, manufacturer and distributor of medical products. Mr. Barbour graduated from the University of Houston in 1967 with a B.B.A. in marketing.

     CHADWICK F. SMITH, M.D. has served as a director of the Company since May 1991 and Chairman of the Board since June 1993. He is also a consultant to the Company. See "Certain Relationships and Related Transactions." Dr. Smith is a Clinical Professor of Orthopedic Surgery at the University of Southern California School of Medicine, a position he has held since 1981. He has also been a member of the Medical Staff of Orthopedic Hospital, Los Angeles, California since 1966. Dr. Smith graduated with a B.A. from Southern Methodist University in 1954 and graduated from the University of Texas medical school in 1958, and has been a diplomate of the American Board of Orthopedic Surgery since 1968.

     DAN D. SUDDUTH joined the Company as Executive Vice President and Chief Financial Officer in February, 1997. He has been a director of the Company since January 1996. Mr. Sudduth was Chief Financial Officer for Mezzanine Telecom, Inc., a Houston-based telecommunications company ("MTI"'), from 1994 to January 1997 and currently serves as a Director of MTI. During 1995 and 1996, Mr. Sudduth was President and Director of AMC Home Healthcare, Inc., a respiratory therapy company in Houston, Chairman of Mezzanine Financial Relations, Inc., a merchant banking firm in Houston, and Chief Financial Officer and Director of Creative Communications International, Inc., a Houston telecommunications company. From 1992 to 1994, Mr. Sudduth served as Chairman and Chief Executive Officer of Heart Labs of America, Inc.

From 1988 to 1992, he was President and Chief Financial Officer of American Biomed, Inc. Mr. Sudduth received a B.B.A. in 1964 from Lamar University.

     PEDRO A. RUBIO, M.D., PH.D., has been a Director of the Company since January 1996. He is currently a Clinical Associate Professor of Surgery at the University of Texas Health Science Center in Houston. He was Director of Education of the Laser Training Institute of Houston, from November 1993 until January 1996. He served as World President of the International College of Surgeons in Chicago in 1995, and was Chairman of the Department of Surgery at the Columbia/HCA Medical Center Hospital in Houston from 1976 to 1994, when he became Chairman Emeritus. Dr. Rubio holds the degrees of Bachelor of Science, Master of Science in Surgical Technology, Doctor of Philosophy in Biomedical Technology and Doctor of Medicine and Surgery. Dr. Rubio is a Diplomate of the American Boards of Surgery, Laser Surgery, Abdominal Surgery, Forensic Medicine, Quality Assurance and Utilization Review, Forensic Examiners and Pain Management.

     KENNETH W. DAVIDSON has been a Director of the Company since April 1996. He has also been President, Chief Executive Officer and Chairman of the Board of Directors of Maxxim Medical, Inc. ("Maxxim") since November 1986, and a Director since 1982. Prior to that time, Mr. Davidson was the Corporate Director of Business Development at Intermedics, Inc., which is principally a manufacturer of implantable devices such as pacemakers. Mr. Davidson is also a Director of Encore Orthopedics, Inc., a designer and manufacturer of implantable orthopedic devices.

     DR. ERNEST J. HENLEY has been a Director of the Company since April 1996, and is also a consultant to the Company. He has been a Director of Maxxim since 1976. See "Certain Relationships and Related Transactions." Dr. Henley's principal employment for more than fifteen years has been as a Professor of Chemical Engineering at the University of Houston.

ACTIVITY, STRUCTURE AND COMPENSATION OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

     The Company's operations are managed under the broad supervision of the Board of Directors, which has responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain board functions are delegated to standing committees of the board, audit committee and the compensation committee. The board currently does not have a nominating committee. During 1997, the Board of Directors was comprised of the six Nominees listed above and convened on nine regularly scheduled meetings and four specially schedule meetings. The audit and compensation committees each held two meetings during the year. Each director attended at least 75% of all meetings of the board and all committees on which he served during the year.

     AUDIT COMMITTEE. The members of the Audit Committee are Mr. Davidson and Dr. Smith. The Audit Committee assists the Board in matters relating to the corporate accounting and reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Audit Committee recommends the engagement or discharge of the Company's independent auditors, reviews with the independent auditors the plan, scope and timing of their audits, reviews the auditors' fees and, after completion of the audit, reviews the auditors' report with management and the independent auditors. The Audit Committee is charged with satisfying the Board that the activities of the Company's independent auditors and the internal control procedures are reasonably designed to assure sound accounting procedures, adequate reserves, the safekeeping of the Company's assets and property and the proper control of income and expenditures. The Audit Committee also reviews the Company's Annual Report to Shareholders before its release, oversees the Company's policies on business integrity and ethics, conflicts of interest and sensitive payments programs.

     COMPENSATION COMMITTEE. The members of the Compensation Committee are Drs. Rubio and Henley. The Compensation Committee reviews and determines the salaries for senior executive officers and the key officers and employees who participate in various incentive compensation plans. The Compensation Committee approves the granting of stock options, including the number of shares subject to and the exercise price of, each stock option granted, in accordance with the Company's various stock option plans. The Compensation Committee is also responsible for reviewing significant personnel compensation policies and benefit programs and major changes thereto. The Compensation Committee reviews and recommends to the Board the direct and indirect compensation and employee benefits of the elected officers of the Company, administers any incentive plans and bonus plans, and reviews the Company's policies relating to the compensation of senior management and, generally, other employees. In addition, the Compensation Committee reviews management's long-range planning for executive development and succession, establishes and periodically reviews policies on management perquisites, and performs certain other review functions relating to management compensation and employee relations policies.

     COMPENSATION OF DIRECTORS. Effective January 15, 1996, the Board of Directors of the Company adopted the following plans which were approved by the Company's shareholders in July 1996: (i) a 1996 Incentive Stock Plan (the "Incentive Plan") under which the Company can issue up to 1.2 million shares of the Company's Common Stock to eligible officers, employees, and consultants of the Company, including employee directors ("Employee Directors"), and (ii) a 1996 Non- Employee Directors Stock Option Plan (the "Director Plan") under which the Company can issue up to 250,000 shares of Common Stock to its outside directors.

     Employee Directors are eligible to participate in the Incentive Plan. Under the Incentive Plan, the Compensation Committee can grant incentive awards of options, restricted stock, phantom stock, and stock and cash bonuses (collectively, "Incentive Awards") to Employee Directors. The Compensation Committee determines whether the Employee Directors receive Incentive Awards and the amount and type of such Incentive Awards. In connection with their membership in the Board of Directors in 1997, each of Messrs. Sudduth and Barbour was granted an option under the Incentive Plan to purchase 10,000 shares of the Company's Common Stock at a price of $7.88 per share. The options granted to Messrs. Barbour and Sudduth vest over a three-year period.

     The Director Plan entitles each newly-elected director who is neither (i) an existing director of the Company (an "Existing Director"), (ii) an employee of the Company nor (iii) appointed or elected to the Board in connection with or as a result of the completion of a financing or acquisition transaction in which the appointment or election of such person is a condition to the obligation of any party to complete the transaction (a "New Director"), to receive a one-time option to purchase up to 25,000 shares of Common Stock on the date of such election (the Existing Directors and the New Directors are sometimes collectively referred to herein as the "Eligible Directors"). Further, the Director Plan also entitles each Eligible Director to receive an option to purchase 10,000 shares on each date he or she is reelected to serve as a member of the Board. All options granted under the Director Plan will constitute non-qualified stock options ("NQO").

     During 1997, four directors were eligible to participate in the Director Plan. They were Drs. Rubio, Smith, and Henley and Mr. Davidson. In connection with their re-election to the Board of Directors in June 1997, Drs. Rubio, Smith, and Henley and Mr. Davidson were each granted a stock option under the Director Plan to purchase 10,000 shares (for an aggregate of 40,000 shares) of the Company's Common Stock at a price of $4.81 per share.

     The Director Plan also provides that at the discretion of the Board of Directors, the Company may pay a cash fee to non-employee directors from time to time for serving on and for attendance at meetings of, the Board of Directors or any committee thereof (as such fees are set by the Board of Directors from time to time). Employee Directors do not receive additional compensation for service on the Board of Directors or its committees. During the year ended December 31, 1997, the Company paid Drs. Rubio, Smith, and Henley and Mr~Davidson $500 per person for attendance at each meeting of the Board of Directors.

VOTING AGREEMENTS REGARDING ELECTION

     Under the terms of that certain purchase agreement between Maxxim and the Company, dated April 30, 1996, whereby the Company acquired certain assets (and assumed certain liabilities) of the Henley Healthcare Division of Maxxim, Dr. Smith, Mr. Barbour, and Maxxim entered into a voting agreement (the "Voting Agreement") by which Dr. Smith and Mr. Barbour agreed to vote their shares of Common Stock for a nominee of Maxxim until certain conditions specified therein are met. Pursuant to the Voting Agreement, Mr. Davidson was designated by Maxxim to be its designee and was named as a director of the Company effective May 1, 1996. Mr. Davidson is nominated for re-election at the Annual Meeting.

VOTE REQUIRED FOR ELECTION

     The six Nominees who receive the greatest number of votes cast by the holders of Common Stock entitled to vote and present, in person or by proxy, at the Annual Meeting shall be the duly elected Directors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL SIX NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

                                OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information regarding the beneficial ownership of the Company's Common Stock at the Record Date by (a) each shareholder known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) each Director and Nominee, (c) each executive officer named in the Summary Compensation Table (see "Executive Compensation" below) and (d) all Directors and executive officers as a group:

NAME AND ADDRESS                          AMOUNT AND NATURE OF
OF BENEFICIAL OWNER(1)                  BENEFICIAL OWNERSHIP(2) PERCENT OF CLASS

Ernest J. Henley, Ph.D .....................   3,045,000(3)           43.95%
Kenneth W. Davidson ........................   3,020,000(3)           43.75%

   10300 49th Street North
   Clearwater, Florida 33762

Maxxim Medical, Inc. .......................   3,000,000(4)           43.58%
   10300 49th Street North
   Clearwater, Florida 33762

Chadwick F. Smith, MD ......................     430,666(5)            7.67%
   1127 Wilshire Blvd ......................
   Los Angeles, California 90017

Michael M. Barbour .........................     421,748(6)            7.52%
Pedro A. Rubio, MD, Ph.D ...................     145,792(7)            2.67%
Dan D. Sudduth .............................      88,511(8)            1.63%
All Executive Officers and Directors as a
   Group (9 persons) .......................   4,152,057(9)           54.79%

------------


(1) Unless otherwise specified, the address of each beneficial owner is c/o Henley Healthcare, Inc. 120 Industrial Boulevard, Sugar Land, Texas 77478.
(2) Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by the officers, directors and principal shareholders and reporting forms, if any, filed with the Securities and Exchange Commission on behalf of such persons. A person is deemed to beneficially own shares of common stock underlying options, warrants or other convertible securities if the stock can be acquired by such person within sixty days of the date hereof.
(3) Includes 1,500,000 shares issuable upon the conversion of the Company's convertible subordinated promissory note, as amended, in the principal amount of $3 million issued to Maxxim (the "Maxxim Note"), and 2,000,000 shares currently owned by Maxxim, as to which Dr. Henley and Mr. Davidson, who are directors of both the Company and Maxxim, may be deemed the beneficial owners by virtue of their affiliation with Maxxim. See "Certain Relationships and Related Transactions." The additional 45,000 and 20,000 shares listed for each of Dr. Henley and Mr. Davidson, respectively, consist entirely of warrants and/or options exercisable as of the date hereof.
(4) In addition to holding 2,000,000 shares of common stock, Maxxim is the holder of the Maxxim Note, which is convertible into 1,500,000 shares of Common Stock. See "Certain Relationships and Related Transactions."
(5) Includes 235,000 shares issuable upon exercise of currently exercisable options.
(6) Includes 228,333 shares issuable upon exercise of currently exercisable options.
(7) Includes 78,333 shares issuable upon exercise of currently exercisable options.
(8) Includes 63,333 shares issuable upon exercise of currently exercisable options or warrants.
(9) In addition to the 1,500,000 shares issuable upon conversion of the Maxxim Note and the currently exercisable options and warrants listed above, this amount includes (i) 40 shares beneficially owned by Theron L. Morrow, the Company's Vice President of U.S. Sales and Marketing, (ii) 100 shares beneficially owned by Daniel M. Lavelle, the Company's Vice President of International Sales and Marketing, and (iii) 200 shares beneficially owned by Tracy L. Mathews, the Company's Vice President and Controller.

EXECUTIVE OFFICERS

     The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the Annual Meeting of shareholders. All of the Company's executive officers are listed in the following table, and certain information concerning those officers who are not also members of the Board of Directors follows the table:

NAME                   AGE   POSITION

Michael M. Barbour      53   Director, President and Chief Executive Officer
Dan D. Sudduth.         56   Director, Executive Vice President and Chief
                             Financial Officer
Theron L. Morrow        43   Vice President -- U.S. Sales and Marketing
Daniel M. Lavelle       47   Vice President -- International Sales and Marketing
Tracy L. Mathews        36   Vice President and Controller

     THERON L. MORROW has been Vice President-Sales and Marketing of the Company since November 1997. He has over 12 years of experience in the medical devices industry. From 1991 to 1996, Mr. Morrow was Divisional Vice President of Marketing for Maxxim Medical, Inc. Mr. Morrow holds a B.S. degree in sports medical sciences from Texas Christian University.

     DANIEL M. LAVELLE has been Vice President of International Sales and Marketing for the Company since May 1996. Mr. Lavelle has 19 years of experience in the physical medicine rehabilitation markets with major emphasis on international distribution. From 1989 to May 1996, Mr. Lavelle was a Divisional Vice President for Maxxim Medical, Inc.

     TRACY L. MATHEWS has been Vice President for the Company since June 1998 and Controller since April 1996. He has over 14 years of experience in accounting after graduating from Lamar University in 1984 with a degree in accounting. He worked as a staff accountant, then accounting manager for Goodman Manufacturing from 1984 to 1990. Beginning in 1990, he worked as a staff accountant for Southwest Medical Packaging ("Southwest") until he was promoted to Controller when Southwest was acquired by Maxxim in April 1994. Mr. Mathews is a certified public accountant.

EXECUTIVE COMPENSATION

     SUMMARY OF COMPENSATION. The following table provides information concerning compensation paid or accrued during the fiscal years ended December 31, 1997, 1996 and 1995 to the Company's President and Chief Executive Officer, Michael M. Barbour, and Executive Vice President, Chief Financial Officer and Secretary, Dan D. Sudduth. During 1997, 1996 and 1995, no other executive officers received compensation which exceeded $100,000:

                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                   ANNUAL COMPENSATION                     AWARDS
                                      ---------------------------------------------    ---------------
                                                                                         SECURITIES
                                                                     OTHER ANNUAL        UNDERLYING
NAME AND PRINCIPAL POSITIONYEAR          SALARY         BONUS        COMPENSATION      OPTIONS/ SARS (#)
----------------------   ---------    ------------    ----------    ---------------    ---------------
Michael M. Barbour         1997         $160,000        40,000            --                3,333
CEO                        1996         $171,657         --               --                 --
                           1995         $110,000         --             $9,000               --

Dan D. Sudduth (1)         1997         $134,811         --               --                3,333
CFO

(1) Mr. Sudduth was a consultant to the Company prior to February 1997 when he became an employee.

     OPTION GRANTS. The following table provides certain information with respect to common stock options granted during the fiscal year ended December 31, 1997 by the Company's President and Chief Executive Officer, Michael M. Barbour, and its Executive Vice President, Chief Financial Officer and Secretary, Dan D. Sudduth:

                                                   PERCENT OF TOTAL
                         NUMBER OF SECURITIES      OPTIONS GRANTED    EXERCISE PRICE
NAME                    UNDERLYING OPTIONS GRANTED  TO EMPLOYEES        ($/SHARE)       EXPIRATION DATE
-------------------     ----------------------     --------------     -------------     --------------
Michael M. Barbour              10,000                  50%               $7.88            11/07/00


Dan D. Sudduth                  10,000                  50%               $7.88            11/07/00

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR ENDED OPTION VALUES. The following table provides certain information with respect to option exercises during the fiscal year ended December 31, 1997 by the Company's President and Chief Executive Officer, Michael M. Barbour, and its Executive Vice President, Chief Financial Officer and Secretary, Dan D. Sudduth:

                          SHARES                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                        ACQUIRED ON     VALUE     UNDERLYING UNEXERCISED OPTIONS  IN-THE-MONEY OPTIONS AT FISCAL
        NAME             EXERCISE      REALIZED      AT FISCAL YEAR END (#)       YEAR END ($) (1) REALIZED
--------------------    -----------   ----------   ---------------------------   ---------------------------
                                                   EXERCISABLE    UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
                                                   ------------   ------------   -----------   -------------
Michael M. Barbour          --           --          225,000         3,333        $ 712,500         --
Dan D. Sudduth              --           --            --            3,333           --             --

---------------
(1) Calculated by multiplying the number of shares underlying outstanding in-the-money options by the difference between the last sales price of the Common Stock on December 31, 1997 ($7.00 per share) and the exercise prices, which range between $3.00 and $4.50 per share. Options are in-the-money if the fair market value of the underlying Common Stock exceeds the exercise price of the option.

EMPLOYMENT CONTRACTS

     In November 1996, the Company entered into an agreement with Michael M. Barbour, effective as of May 1, 1996, employing him as its Chief Executive Officer at a base annual salary of $160,000. The agreement also provides for an annual bonus amount payable to Mr. Barbour based on specific formula as provided in the agreement. The agreement terminates on December 31, 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective May 1996, the Company entered into a consulting agreement with Chadwick F. Smith, MD, one of its Directors. The agreement includes an annual compensation of $90,000 and terminates on December 31, 1998.

     In May 1996, the Company entered into an agreement with Mezzanine Financial Relations, Inc., a financial relations company ("Mezzanine"), pursuant to which Mezzanine agreed to provide financial consulting services with regard to potential mergers and acquisitions in consideration for a monthly fee of $10,000. Mr. Sudduth, Executive Vice President, Chief Financial Officer and a Director of the Company, is a shareholder of Mezzanine and its Chairman of the Board. The agreement terminated on January 31, 1997.

     On April 30, 1996, the Company entered into an agreement with Maxxim, whereby the Company purchased certain assets (and assumed certain liabilities) associated with for an estimated purchase price of approximately $13.5 million. The purchase price was paid by the issuance of the Company's convertible subordinated promissory note in the principal amount of $7 million, with the balance of the purchase price paid in cash provided through a financing with a bank. Mr. Davidson and Dr. Henley are currently employed by Maxxim, with Mr. Davidson serving in the capacities of Chairman of the Board, Chief Executive Officer and President and Dr. Henley serving as a Director and consultant. Dr. Henley's consulting agreement, which was entered into between Dr. Henley and Maxxim in 1987, was acquired in the transaction with Maxxim. The agreement included a monthly consulting fee in the amount of $5,833 and terminated on October 31, 1997. The Company currently uses Dr. Henley's services on as-needed basis for a monthly consulting fee of $1,750.

     On February 9, 1998, the Company purchased substantially all of the assets and assumed certain liabilities associated with AMC Acquisition Corp., a Texas corporation ("AMC"), for an estimated purchase price of approximately $450,000 plus related acquisition costs of approximately $30,000. The purchase price was paid by the issuance of 68,000 shares of common stock, with a market price of approximately $6.618 per share. Dan D. Sudduth, a director and Executive Vice President, Chief Financial Officer and Secretary of the Company, and his son, Britton D. Sudduth, were shareholders of AMC and each received 17,000 shares of common stock valued at $112,506 each.

AUDITORS

     Arthur Andersen LLP ("Andersen") has served as the independent public accountants of the Company since October 1997. It is not proposed that any formal action be taken at the Annual Meeting with respect to the continued employment of Arthur Andersen, inasmuch as no such action is legally required. Representatives of Arthur Andersen plan to attend the Annual Meeting and will be available to answer appropriate questions. Its representatives will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

     Prior to October 1997, Goldstein Golub Kessler & Company, P.C., certified public accountants ("GGK"), served as independent auditors for the Company. During 1997, the audit committee of the board of directors considered several independent public accounting firms for possible selection as the Company's auditors for 1997, including GGK. After this review, Arthur Andersen was selected as the Company's independent public accountants for 1997. Management had no disagreement with GGK on any material matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. GGK's report on the financial statements for the year ended December 31, 1996 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires a company's directors and executive officers, and persons who own more than 10% of the equity securities of the Company to file initial reports of ownership and reports of changes in ownership of the Common Stock with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the forms the Company has received or prepared, the Company believes that during the year ended December 31, 1997, all filing requirements applicable to the Company's directors, officers and greater than 10% shareholders were met except Dr. Chadwick F. Smith who failed to file a Form 4 on a timely basis.

MISCELLANEOUS MATTERS

     The annual report on Form 10-KSB covering the year ended December
31, 1997 accompanies this Proxy Statement, but does not form any part of the proxy solicitation materials. Any shareholder proposals to be included in the Board of Directors' solicitation of proxies for the 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive offices, located at 120 Industrial Boulevard, Sugar Land, Texas 77478, no later than March 17, 1999.

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The Company will bear the expense of preparing, printing and mailing the proxy solicitation material and the proxy. In addition to the use of the mail, proxies may be solicited by personal interview, telephone and telegram by directors and regular employees of the Company. The Company may also engage the services of a proxy solicitation firm to assist in the solicitation of proxies. The Company estimates that the fee of any such firm will not exceed $5,000 plus reimbursement of reasonable out-of-pocket expenses. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

     The persons designated to vote shares covered by the Board of Directors' proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the Annual Meeting. Management of the Company does not expect that any matters other than those referred to in this proxy statement will be presented for action at the Annual Meeting.

                                       By Order of the Board of Directors

                                       DAN D. SUDDUTH,
                                       EXECUTIVE VICE PRESIDENT,
                                       CHIEF FINANCIAL OFFICER AND SECRETARY

                             HENLEY HEALTHCARE, INC.
               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 17, 1998

   PROXY                 The undersigned shareholder of Henley Healthcare, Inc.
    FOR             (the "Company") hereby appoints Michael M. Barbour and Dan
  ANNUAL            D. Sudduth, or either of them, the true and lawful
  MEETING           attorneys, agents and proxies of the undersigned, each with
    OF              full power of substitution, to vote on behalf of the
SHAREHOLDERS        undersigned at the Annual Meeting of Shareholders of the
                    Company to be held at the Sweetwater Country Club, Salon B, located at 4400 Palm Royale Boulevard, Sugar Land, Texas
                    77479, on Friday, July 17, 1998, at 10:00 a.m., Houston
                    Time, and at any adjournments of said meeting, all of the shares of the Company's common stock in the name of the undersigned or which the undersigned may be entitled to vote.

                    1.   THE ELECTION OF DIRECTORS
JULY 17, 1998
                            o FOR the election of Michael M. Barbour, Dr. Chadwick F. Smith, Dan D. Sudduth, Dr. Pedro
                                   A. Rubio, Kenneth W. Davidson and Dr. Ernest
                                   J. Henley as directors.

                            o WITHHOLD AUTHORITY to vote on ALL nominees for director listed above.

                            o WITHHOLD AUTHORITY to vote ONLY for the nominee or nominees, written on the line provided below:

                    2. In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

           (THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE.)

                           (CONTINUED FROM OTHER SIDE)



    PROXY                     This Proxy, when properly executed, will
     FOR              be voted in the manner directed herein by the
   ANNUAL             undersigned shareholder. If no direction is
   MEETING            made, this Proxy will be voted FOR the election
     OF               of the nominees above and in accordance with the
SHAREHOLDERS          discretion of the persons designated above with
                      respect to any other business properly before
JULY 17, 1998         the meeting.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished herewith.

Dated ____________________, 1998

                                        ____________________________________
                                               Shareholder's Signature

                                        ____________________________________
                                             Signature if held jointly

                                    Signature should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

           PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED